Exhibit 4.1

NUMBER	NUMBER
C-
SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [___]

CANTOR EQUITY PARTNERS III, INC.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CLASS A ORDINARY SHARES

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A ORDINARY SHARES OF

CANTOR EQUITY PARTNERS III, INC.
(THE “COMPANY”)

subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Articles”), and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	[Corporate Seal] Cayman Islands	Chief Financial Officer

CANTOR EQUITY PARTNERS III, INC.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”) represented by the within Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated , 2025, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by , 2027, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Articles to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial business combination by , 2026, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.